Exhibit 10.39

FIRST amendment to

limited liability company/joint venture agreement

FOR bell BR waterford crossing jv, LLC,

A DELAWARE LIMITED LIABILITY COMPANY

This first Amendment to limited liability company/joint venture agreement (this “First Amendment”) is made as of the 2nd day of April, 2014, by and between BR WATERFORD JV MEMBER, LLC, a Delaware limited liability company (“Bluerock”), and BELL HNW NASHVILLE PORTFOLIO, LLC, a North Carolina limited liability company (“Bell”).

WHEREAS, a Limited Liability Company/Joint Venture Agreement dated March 29, 2012 (the “Operating Agreement”) for Bell BR Waterford Crossing JV, LLC (the “Company”) was previously entered into by and among Bluerock and Bell.

WHEREAS, in connection with certain transfers being undertaken by the members of Bluerock, Bluerock and Bell have agreed to amend the Operating Agreement in order to, among other things, address the fact that the proposed transferee is a real estate investment trust and, in connection with the acquisition of its interest, such transferee is requiring certain revision to the management structure of the Company.

WHEREAS, the parties hereto wish to amend the Operating Agreement as hereinafter provided.

NOW, THEREFORE, the parties hereto modify and amend the Operating Agreement, effective as of the date hereof, as follows:

1.           Section 1 of the Operating Agreement is modified and amended as follows:

(a)          The following defined terms are deleted from Section 1 of the Agreement and replaced with the definitions set forth below:

“Major Decision” shall have the meaning provided in Section 9.9(g).

“Manager” and “Managers” shall mean the Managers appointed pursuant to Section 9.1(b) of the Agreement.

(b)          The following definitions are added to Section 1 of the Agreement:

“Affiliate Transaction” means any agreement between the Company and a Member or any Affiliate of a Member with respect to or involving the Property.

“Majority Interest” means greater than 50% of the Percentage Interests.

“Asset Manager” shall have the meaning provided in Section 9.9(g)(iii).

“Asset Management Agreement” shall mean the asset management agreement entered into between the Company and the Asset Manager for the asset management of the Property.

“Management Committee” shall have the meaning provided in Section 9.1(c)(iii).

2.           Section 9.1 of the Operating Agreement is deleted in its entirety and replaced with the following:

(a)          Management. Except for the powers retained by the Members enumerated in Section 9.9 below, the business and affairs of the Company shall be managed by its Managers. Except for situations in which the approval of the Members is expressly required by this Agreement or by nonwaivable provisions of applicable law or as otherwise set forth in this Agreement, the Managers shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company’s business. The Managers hereby irrevocably delegate certain management and administrative functions to the Asset Manager and the Property Manager, as set forth herein.

(b)          Number, Tenure and Qualifications. The Company shall have two (2) Managers, with one Manager being elected by Bluerock and one Manager being elected by Bell. Bluerock hereby elects Bluerock to serve as its initial Manager and Bell hereby elects Bell to serve as its initial Manager. Subject to the foregoing, each Manager shall hold office until its successor shall have been elected and qualified or until his earlier death, resignation, or removal.

(c)          Certain Powers of Manager; Management Committee.

(i)         Certain Powers of Manager. Subject to the powers retained by the Members enumerated in Section 9.9 below, and the delegation of certain powers to the Property Manager pursuant to the Management Agreement (a copy of which is attached to the Agreement as Exhibit C) and to the Asset Manager pursuant to the Asset Management Agreement (a copy of which is attached to the First Amendment to Limited Liability Company/Joint Venture Agreement as Schedule 9.1(c)(i)), and without limitation of the general management powers granted to the Managers pursuant to Section 9.1 above, the Managers shall have the specific power and authority, on behalf of the Company:

1.          To acquire and hold ownership of the Property.

2.          To borrow money for the Company from banks, other lending institutions, Managers, Members, or Affiliates of the Managers or Members on such terms as the Managers deem appropriate, and in connection therewith, to hypothecate, encumber and grant security interests in the assets of the Company to secure repayment of the borrowed sums (subject to Member approval as required pursuant to Section 9.9).

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3.          To execute all instruments and documents, including, without limitation, checks; drafts; notes and other negotiable instruments; purchase and sale agreements, mortgages or deeds of trust; security agreements; financing statements; deeds, contracts, settlement statements, agreements, affidavits and any other documents providing for the acquisition, mortgage or disposition of the Company’s property; assignments; bills of sale; leases; partnership agreements; operating agreements of other limited liability companies; and any other instruments or documents necessary, in the opinion of the Managers, to the business of the Company (subject to Member approval as required pursuant to Section 9.9).

4.          Except as reserved to the Members pursuant to Section 9.9, to create offices and designate officers, who need not be Members. Any such persons appointed to be officers of the Company may or may not be employees of the Company, any Member, or any Affiliate thereof. Any officers so appointed shall have such authority and perform such duties as the Managers may, from time to time, expressly delegate to them in writing and the officers so appointed shall serve at the pleasure of the Managers, except as may have been otherwise delegated through, for example, the Asset Management Agreement, and except as otherwise reserved to the Members pursuant to Section 9.9.

5.          To do and perform all other acts as may be necessary or appropriate to the conduct of the Company’s business, to the extent such acts are not reserved unto the Members pursuant to Section 9.9 of this Agreement.

(ii)         Limitation of Members Powers. Unless authorized to do so by this Agreement or by the Managers, no Member, Manager, Affiliate, attorney-in-fact, employee or other agent of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable for any purpose.

(iii)         Management Committee. The Managers and Members shall establish a management committee (the “Management Committee”) for the Company for the purpose of the Managers considering and approving actions pursuant to Section 9.1(a) and (c). The Management Committee shall consist of four (4) individuals appointed to act as “representatives” of the Manager and Member that appointed him or her (the “Representatives”) as follows: (i) Bluerock shall be entitled to designate two (2) Representatives to represent Bluerock as Manager and Member; and (ii) Bell shall be entitled to designate two (2) Representatives to represent Bell as Manager and Member. The Management Committee shall be governed as provided in Schedule 9.1(c)(iii).

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(d)          Liability for Certain Acts. No Manager has guaranteed nor shall have any obligation with respect to the return of a Member’s Capital Contributions or profits from the operation of the Company. Each Manager shall be entitled to rely on information, opinions, reports or statements, including but not limited to financial statements or other financial data prepared or presented in accordance with the provisions of the Act. Except as otherwise expressly provided in this Agreement, none of the Managers or their Representatives (in their capacities as members of the Management Committee), shall have any duties or liabilities to the Company or any other Member, including any fiduciary duties, whether or not such duties or liabilities otherwise arise or exist in law or in equity, and each Member hereby expressly waives any such duties or liabilities; provided, however, that this Section 9.1(d) shall not eliminate or limit the liability of such Representatives or the Managers (a) for acts or omissions that involve fraud or gross negligence, or (b) for any transaction not permitted or authorized under or pursuant to this Agreement, the Management Agreement or the Asset Management Agreement unless the Management Committee or Members, as applicable has approved in writing such transaction in accordance with this Agreement; provided, further, however, that the duty of care of each of such Representatives and the Managers is to not act with fraud or gross negligence. Except as provided in this Agreement, whenever in this Agreement a Representative of a Manager and/or a Manager is permitted or required to make a decision affecting or involving the Company, any Manager, any Member or any other Person, such Representative and/or such Manager shall be entitled to consider only such interests and factors as he, she or it desires, including a particular Member’s interests, and shall, to the fullest extent permitted by applicable law, have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other Manager or Member.

(e)          Manager Has No Exclusive Duty to Company. A Manager shall not be required to manage the Company as his or its sole and exclusive function and he or it (or any Manager) may have other business interests and may engage in other activities in addition to those relating to the Company. Neither the Company nor any Member shall have any right, by virtue of this Agreement, to share or participate in such other investments or activities of a Manager or to the income or proceeds derived therefrom. A Manager shall incur no liability to the Company or to any of the Members as a result of engaging in any other business or venture.

(f)         Resignation. Subject to the required consent of any Lender, any Manager of the Company may resign at any time by giving written notice to the Members of the Company. The resignation of any Manager shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The resignation of a Manager shall also constitute the resignation of such Manager’s Representatives on the Management Committee. The resignation of a Manager who is also a Member shall not affect the Manager’s rights as a Member and shall not constitute a withdrawal of a Member.

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(g)          Removal of Manager or Asset Manager. At a meeting called expressly for that purpose, a Manager may be removed at any time, by the affirmative vote of all Members (excluding the Membership Interests of Bluerock or its permitted transferee in the event Bluerock or its permitted transferee is the subject of such removal vote and excluding the Membership Interests of Bell or its permitted transferees in the event Bell or its permitted transferee is the subject of such removal vote), in the event of willful and material fraud or gross negligence on the part of such Manager, any of its Affiliates, or any Affiliated property manager or asset manager (collectively, “Bad Acts”), or in the event of a material default under this Agreement, which remains uncured after the requisite notice and period of time allowed for cure, by a Member affiliated with such Manager. The removal of a Manager shall also constitute the removal of such Manager’s Representatives on the Management Committee. The removal of a Manager who is also a Member shall not affect the Manager’s rights as a Member and shall not constitute a withdrawal of a Member. In any instance where Bell is removed as Manager and/or the Asset Manager is removed by the Company as asset manager under the Asset Management Agreement, regardless of the cause of such removal, Bluerock shall indemnify and hold harmless Bell (and/or any affiliate thereof including, without limitation, Bell Partners Inc.) (a “Bell Indemnified Party”), pursuant to this Section 9.1(g) (and without prejudice to any other indemnification right under this Agreement), but only for actual losses and expenses (including reasonable attorney’s fees and costs) incurred by a Bell Indemnified Party arising after the date of removal of the Manager or Asset Manager, as applicable.

(h)          Vacancies. Any vacancy occurring for any reason in the number of Managers of the Company may be filled by the applicable Members that elected such Manager or Managers; provided, however, if any such Manager is removed pursuant to Section 9.1(g), the Member that elected such Manager shall not be entitled to elect such Manager’s replacement Manager and in such event the other Member shall have the right to elect such replacement Manager. A Manager elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office and shall hold office until the expiration of such term and until his successor shall be elected and shall qualify or until his earlier death, resignation or removal.

(i)         Salaries. The salaries and other compensation of the Managers shall be fixed from time to time by an affirmative vote of all the Members, and no Manager shall be prevented from receiving such salary by reason of the fact that he is also a Member of the Company. Notwithstanding the foregoing, the Company does not anticipate hiring any employees.

4.           The Operating Agreement is further modified and amended by adding the following new Section 9.9:

9.9           Meetings of Members.

(a)          Meetings. Meetings of the Members, for any purpose or purposes, may only be called by the Manager or a Member or Members holding at least fifteen percent (15%) of the Percentage Interests.

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(b)          Place of Meetings. The Persons calling any meeting may designate any place in North Carolina as the place of meeting for any meeting of the Members. If no designation is made, the place of meeting shall be the principal executive office of the Company in the State of North Carolina.

(c)          Notice of Meetings. Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than two (2) nor more than fifty (50) days before the date of the meeting, with notice to be given as provided in Section 17.1(a) of this Agreement, by or at the direction of the Manager or Person calling the meeting, to each Member entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered two calendar days after being deposited in the United States mail, addressed to the Member at its address as it appears on the books of the Company, with postage thereon prepaid. Notice provided in accordance with this Section shall be effective notwithstanding anything in the Act to the contrary.

(d)          Meeting of all Members. If all of the Members shall meet at any time and place, either within or outside of the State of North Carolina, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any lawful action may be taken.

(e)          Record Date. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any distribution, or in order to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which such distribution is made, as the case may be, shall be the record date for such determination of Members unless the Manager shall otherwise specify another record date. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section, such determination shall apply to any adjournment thereof.

(f)         Quorum. Members holding a Majority Interest represented in person or by proxy, shall constitute a quorum at any meeting of Members. In the absence of a quorum at any such meeting, a majority of the Membership Interests so represented may adjourn the meeting from time to time for a period not to exceed sixty (60) days without further notice. However, if at the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number of Membership Interests whose absence would cause less than a quorum to be present. Notwithstanding the foregoing, for so long as the only two Members are Bell and Bluerock, a quorum shall be constituted only if at least Bluerock and Bell attend; provided however, if Bluerock or Bell, as applicable, does not appear after two (2) due notices of such meeting, then a quorum shall be constituted on the third such meeting with only one of such Members (Bluerock or Bell, as applicable).

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(g)          Manner of Acting. Notwithstanding the power vested in the Management Committee or any powers delegated to the Property Manager or Asset Manager, or any provision in this Agreement to the contrary, the following powers are expressly reserved to the Members, and the unanimous affirmative vote of Bluerock and Bell shall be required to approve any such action (each, a “Major Decision”):

(i)	any loan to be obtained by the Company and secured by the Property, including any refinancing, material amendment, material modification or extension of the Loan;

(ii)	any sale of the Property or any action reasonably intended to accomplish same, including but not limited to entering into any contract of sale or binding or non-binding term sheet, marketing the Property for sale, selecting or engaging any broker or anyone else for the purpose of selling or marketing the Property, releasing Property information to any broker or anyone else for the purpose of selling or marketing the Property, giving, granting or undertaking any options, rights of first refusal, pledges, ground leases, security or other interests in or encumbering the Property, any portion thereof or any other material assets;

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(iii)	enter into any Affiliate Transaction with an Affiliate of any Member (except the initial entry into the Management Agreement and the Asset Management Agreement, copies of which are attached as Exhibit C to the Agreement and as Schedule 9.1(c)(i) of the First Amendment, respectively). The foregoing notwithstanding, (A) the Company has entered into the Management Agreement with the Property Manager to property manage the Property and (B) the Company is concurrently herewith entering into an Asset Management Agreement with Bell Partners Inc., a North Carolina corporation (“Asset Manager”). Such initial Management Agreement and any other management agreement with the Property Manager entered into by the Company after the termination or expiration of such initial management agreement, each as they may be amended or restated from time to time (on unanimous consent of the Members), are referred to herein as the “Management Agreement” and such initial Asset Management Agreement and any other asset management agreement with Asset Manager entered into by the Company after the termination or expiration of such initial asset management agreement, each as they may be amended or restated from time to time (on unanimous consent of the Members), are referred to herein as the “Asset Management Agreement.” Subject to the remaining terms of this Section 9.9(g)), the Members shall have equal approval rights with respect to any change in management of the Property, both with respect to the property management and asset management functions (i.e. any modification or amendment of the Management Agreement or the Asset Management Agreement; provided however, termination of either such agreement shall be solely subject to the terms thereof). For the avoidance of doubt, except as set forth in this Section 9.9(g), no other Affiliates of Bell may be engaged to provide goods or services to the Property except (i) upon terms which are competitive at that time in the relevant market and (ii) after giving notice to and with the prior written approval of Bluerock of such contract or payments. Further, in the event of a material default with respect to any agreement between the Company and any Bell Affiliate, which material default is not cured within the time frame allotted under such agreement, only Bluerock shall be authorized to take action with respect to remedies on behalf of the Company relative to such defaulted agreement, including the right to terminate the applicable agreement and to solicit bids for any replacement vendor with respect to the services being performed under the defaulted agreement. In the event that Bluerock obtains bids or proposals for any replacement vendor that are satisfactory to Bluerock, Bluerock shall submit such bids or proposals to Bell for approval, which shall not be unreasonably withheld, conditioned or delayed. If Bell fails to so approve any such bids or proposals within fifteen (15) days thereafter, such failure to agree shall constitute a failure to agree on a Major Decision;

(iv)	any acquisition by purchase, ground lease or otherwise, of any real property or other material asset, or the entry into of any agreement, commitment or assumption with respect to any of the foregoing, or the making or posting of any deposit (refundable or non-refundable) in connection therewith;

(v)	any taking of any action by the Company that is reasonably likely to result in any Member or any of its Affiliates having individual liability under any so called “bad boy” guaranties or similar agreements provided to third party lenders in respect of financings relating to the Property, the Company, the Subsidiaries or any of their assets which provide for recourse as a result of willful misconduct, fraud or gross negligence or for failure to comply with the covenants or any other provisions of such “bad boy” guaranties (each, a “Non-Recourse Carveout Guaranty”);

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(vi)	except as expressly provided in Section 12 with respect to (A) Transfers by Bluerock or a Bluerock Transferee to a Bluerock Transferee or (B) Transfers by Bell or a Bell Transferee to a Bell Transferee, and as expressly provided in Section 15 with respect to the Push Pull Rights available to the Members, the admission or removal of any Member to the Company, the redemption or other acquisition by the Company of any Interest of a Member, or the issuance to any third party of an equity interest in the Company (including interests convertible into, or exchangeable for, equity interests in the Company);

(vii)	other than in connection with the Loan, encumber or pledge any collateral interest in the Property or the Company’s assets, or grant any security interests therein or assign (collectively or otherwise) any rights in specific property of the Company;

(viii)	filing or initiating a Bankruptcy for the Company or any of its Subsidiaries;

(ix)	any decision of “Owner” with respect to approval or amendment of any “Budget” as those terms are defined and used in the Management Agreement.

(x)	any merger, conversion, reorganization or consolidation involving the Company or any Subsidiary or the sale, lease, transfer, exchange or other disposition of the Property or all or substantially all of the Company’s assets other than in the ordinary course of business, or of or related to all of the Interests of the Members in the Company, in one or a series of related transactions;

(xi)	any voluntary liquidation, dissolution or termination of the Company;

(xii)	any amendment, modification, or termination of this Agreement, the Management Agreement or the Asset Management Agreement;

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(xiii)	causing the Company to (x) form any Subsidiary, (y) acquire an equity interest in any other entity or (z) contribute any of the Company’s assets or the assets of any Subsidiary to a partnership, corporation or other entity or Person;

(xiv)	entering into any joint venture (regardless of the form of the joint venture) with another Person;

(xv)	making a call for Additional Capital Contributions under Section 5.2;

(xvi)	determining the amount of Distributable Funds and the timing of distributions of Distributable Funds;

(xvii)	acquiring, modifying, amending, or terminating any insurance policy of the Company, other than in conjunction with any policies the cost of which was included in the Budget and other than any policies necessary to respond to any requirements of the Lender under the Loan;

(xviii)	changing the Tax Matters Member; and

(xix)	commencing or settling any litigation or confessing a judgment on behalf of the Company to the extent that the amount paid or confessed exceeds $25,000.

(h)          Proxies. A Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such written proxy shall be delivered to the Company.

(i)         Action by Members Without a Meeting. Action required or permitted to be taken by the Members at a meeting may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by the Members entitled to vote and having the requisite Membership Interests required to approve such action. Action take under this Section is effective when the Members required to approve such action have signed the consent, unless the consent specifies a different effective date. The record date for determining Members entitled to take action without a meeting shall be the date the first Member signs a written consent. Written notice shall be provided to all Members in the event action is taken under this Section.

(j)         Waiver of Notice. When any notice is required to be given to any Member, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

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(k)          Meeting by Telephone. Members may also meet by conference telephone call if all Members can hear one another on such call and the requisite notice is given or waived.

5.           Section 12.2(b)(ii) is modified and amended by deleting the entire subsection and replacing it as follows:

Any Transfer by Bluerock or a Bluerock Transferee of up to one hundred percent (100%) of its Interest to any Affiliate of Bluerock (a “Bluerock Transferee”). Furthermore, for the avoidance of doubt, the concurrent transfer of up to 100% of the membership interests held by Bluerock Special Opportunity + Income Fund, LLC and Bluerock Special Opportunity + Income Fund II, LLC in Bluerock to BRG Waterford, LLC, a Delaware limited liability company, are deemed permitted transfers.

6.           Section 15.1 (a) of the Operating Agreement is modified and amended by deleting the first sentence thereof and inserting therefor the following:

At any time that the Members are unable to agree on a Major Decision, and such failure to agree has continued for fifteen (15) days after written notice from one Member to the other Member indicating an intention to exercise the rights under this Section 15.1 either Member has the right to initiate the provisions of this Section 15.1.

7.           Section 17.1 (a) of the Operating Agreement is in relevant part modified and amended as follows:

If to Bluerock:

c/o Bluerock Real Estate
712 Fifth Avenue, 9th Floor

New York, New York 10019
Attention: R. Ramin Kamfar

Facsimile: 646-278-4220
Email: rkamfar@bluerockre.com

With a copy to:

c/o Bluerock Real Estate
712 Fifth Avenue, 9th Floor

New York, New York 10019
Attention: Michael L. Konig, Esq.

Facsimile: 646-278-4220
Email: mkonig@bluerockre.com

8.           Schedules 9.1(c)(i) and 9.1(c)(iii) are attached hereto and incorporated herein.

9.           This First Amendment is intended to be effective from and after the date set forth above.

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[SIGNATURES TO FOLLOW]

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IN WITNESS WHEREOF the undersigned have set their hands to this First Amendment as of the date first set forth above.

BLUEROCK:	BR WATERFORD JV MEMBER, LLC, a Delaware limited liability company

	By:	BRG Waterford, LLC, a Delaware limited liability company, its managing member

		By:	Bluerock Residential Holdings, L.P., a Delaware limited partnership, its sole member

			By:	Bluerock Residential Growth REIT, Inc., a Maryland corporation, its general partner

				By:	/s/ Michael L. Konig
				Name:	Michael L. Konig
				Title:	Chief Operating Officer

BELL:	BELL HNW NASHVILLE PORTFOLIO, LLC, a North Carolina limited liability company

	By:	Bell Partners Inc., a North Carolina corporation, its Manager

		By:	/s/ John E. Tomlinson
		Name:	John E. Tomlinson
		Title:	Chief Financial Officer

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The undersigned executes this First Amendment solely for purposes of acknowledging and consenting to the terms above:

BELL PARTNERS INC., a North Carolina corporation

By:	/s/ John E. Tomlinson
Name:	John E. Tomlinson
Title:	Chief Financial Officer

BLUEROCK REAL ESTATE, L.L.C., a Delaware limited liability company

By:	/s/ Jordan Ruddy
Name:	Jordan Ruddy
Title:	Authorized Signatory

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SCHEDULE 9.1(c)(i)

Asset Management Agreement

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SCHEDULE 9.1(c)(iii)

Management Committee

(i)         Subject to this Schedule 9.1(c)(iii), and Section 9.1 of the Agreement, each member of the Management Committee, shall hold office until death, resignation or removal at the pleasure of the Manager and Member that appointed him or her. If a vacancy occurs on the Management Committee, the Manager with the right to appoint and remove such vacating Representative shall appoint his or her successor. A Manager shall lose its right to have its Representatives vote on any item that does not constitute a Major Decision, as of the date on which such Manager ceases to be a Manager, including by means of removal under Section 9.1(g), or as otherwise provided in this Agreement. If Bluerock transfers all or a portion of its membership interest to a transferee permitted by Section 12 of the Agreement, such transferee shall automatically, and without any further action or authorization by any Manager or Member, succeed to the rights and powers of Bluerock as may be agreed to between Bluerock which is transferring the membership interest, on the one hand, and the permitted transferee to which the membership interest is being transferred, on the other hand, including the shared or unilateral right to appoint the Representatives that Bluerock was theretofore entitled to appoint pursuant hereto. Likewise, if Bell transfers all or a portion of its membership interest to a transferee permitted pursuant to Section 12 of the Agreement, such permitted transferee shall automatically, and without any further action or authorization by any Manager or Member, succeed to the rights and powers of Bell as may be agreed to between Bell which is transferring the membership interest, on the one hand, and the permitted transferee to which the membership interest is being transferred, on the other hand, including the shared or unilateral right to appoint the Representatives that Bell was theretofore entitled to appoint pursuant hereto.

(ii)         The Management Committee shall meet at least once every quarter (unless waived by mutual agreement of the Managers) and as otherwise required. The only Representatives required to constitute a quorum for a meeting of the Management Committee shall be one (1) Representative appointed by Bluerock and one (1) Representative appointed by Bell; provided, however, that if Bluerock or Bell has not appointed at least one (1) Representative to the Management Committee at the time of such meeting or a Representative of Bluerock or Bell does not appear after two (2) due notices of such meeting, then a quorum for a meeting of the Management Committee shall be one (1) Representative appointed by Bluerock or Bell, as applicable.

(iii)         Each of the two (2) Representatives appointed by Bluerock shall be entitled to cast two (2) votes on any matter that comes before the Management Committee and each of the Representatives appointed by Bell shall be entitled to cast one (1) vote on any matter that comes before the Management Committee. Approval by the Management Committee of any matter (other than matters which are Major Decisions or which may be made unilaterally by a Member as set forth in this Agreement) shall require the affirmative vote of at least a majority of the votes of the Representatives then in office voting at a duly held meeting of the Management Committee. Any matter disapproved by Bell shall be subject to the Mediation provisions of Section 16 of the Agreement, so long as express written notice of the determination to mediate is provided by Bell and received by Bluerock within ten (10) business days of such decision of the Management Committee.

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(iv)         Any meeting of the Management Committee may be held by conference telephone call, video conference or through similar communications equipment by means of which all persons participating in the meeting can communicate with each other. Participation in a telephonic and/or video conference meeting held pursuant hereto shall constitute presence in person at such meeting.

(v)          Any action required or permitted to be taken at a meeting of the Management Committee may be taken without a meeting, without prior notice and without a vote if (X) a consent or consents in writing, setting forth the action so taken, shall be signed by the Representatives having not less than the minimum of votes that would be necessary to authorize or take such action at a meeting at which all Representatives entitled to vote thereon were present and voted and (Y) prior written notice of such proposed action is given to all Representatives in the manner provided herein. All consents shall be filed with the minutes of the proceedings of the Management Committee.

(vi)         The initial Representatives of Bluerock are James Babb and Jordan Ruddy, and the initial Representatives of Bell are John Tomlinson and Nickolay Bochilo.

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